Exhibit 99.1

3750 Torrey View Ct

San Diego, CA 92130

www.CareFusion.com

FOR IMMEDIATE RELEASE

Contacts:

Media:	Kristen Cardillo (858) 617-2317 kristen.cardillo@carefusion.com	Investors:	Jim Mazzola (858) 617-1203 jim.mazzola@carefusion.com

CAREFUSION ANNOUNCES PRELIMINARY SECOND QUARTER RESULTS

Company to discuss results on a conference call at 9 a.m. EST

SAN DIEGO, Jan. 9, 2012 – CareFusion Corporation (NYSE: CFN) today announced preliminary second quarter results in advance of a presentation this afternoon by Chairman and CEO Kieran T. Gallahue at the annual J.P. Morgan Healthcare Conference.

The company said it expects revenue for its second fiscal quarter, ended Dec. 31, 2011, to be $910 million to $915 million and operating income to be $141 million to $146 million. Excluding nonrecurring items, adjusted operating income is expected to be $148 million to $153 million. CareFusion expects income from continuing operations per diluted share (EPS) for the quarter to be $0.39 to $0.43, or $0.41 to $0.45 on an adjusted basis.

CareFusion continues to expect full-year consolidated revenue for fiscal 2012 to grow 3 to 5 percent on a constant currency basis compared to fiscal 2011 revenue of $3.53 billion. The company lowered the bottom end of its full-year adjusted EPS guidance range by $0.05, to a new range of $1.75 to $1.90.

“Our Medical Systems segment continues to anchor us, with strong bookings in the quarter and good visibility through the second half of the year,” said Gallahue. “While we continue to have scenarios that enable us to meet our original, full-year EPS commitments, results in our Procedural Solutions segment through Q2 are softer than we forecasted. Our core procedural products, including ChloraPrep® and non-dedicated infusion disposables, are performing well and growing faster than the market, just slightly below our expectations. In addition, our margins in the segment were negatively affected by pricing pressure on our less clinically differentiated products. During the quarter, we continued to make good progress with our simplification initiatives and remain committed to our long-term goals.”

The company will discuss these preliminary results during a 30-minute conference call today at 9 a.m. EST. To access the call, visit the Investors page at www.carefusion.com. Log on at least 15 minutes before the call begins to register and download or install any necessary audio software. Investors and other interested parties may also access the call by dialing 866-804-6923 within the U.S. or 857-350-1669 from outside the U.S., and use the access code 40641652. A replay of the conference call will be available beginning at 11 a.m. EST through Jan. 16 by dialing 888-286-8010 within the U.S. or 617-801-6888 from outside the U.S., access code 45579906.

CareFusion News

The results announced today are preliminary and reflect estimates of the company’s anticipated tax rate and share count. Final amounts are subject to change due to these and other factors as the company completes its quarterly close and reporting processes. CareFusion intends to announce complete second-quarter results on Feb. 2.

About CareFusion

CareFusion (NYSE: CFN) is a global corporation serving the health care industry with products and services that help hospitals measurably improve the safety and quality of care. The company develops market-leading technologies including Alaris® infusion pumps, Pyxis® automated dispensing and patient identification systems, AVEA®, AirLife™ and LTV® series ventilation and respiratory products, ChloraPrep® products, MedMined™ services for data mining surveillance, Nicolet™ neurological monitoring and diagnostic products, V. Mueller® surgical instruments, and an extensive line of products that support interventional medicine. CareFusion employs more than 14,000 people across its global operations. More information may be found at www.carefusion.com.

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Use of Non-GAAP Financial Measures by CareFusion Corporation

This CareFusion news release presents non-GAAP financial measures that exclude certain amounts, as follows: “adjusted operating income,” which excludes items primarily related to nonrecurring restructuring and acquisition integration charges and nonrecurring items related to the spinoff; and “adjusted income from continuing operations per diluted share,” which excludes items primarily related to nonrecurring restructuring and acquisition integration charges, nonrecurring tax items and nonrecurring items related to the spinoff.

The most directly comparable measure for these non-GAAP financial measures are operating income and income from continuing operations per diluted share (the most comparable GAAP measures). The company has included below unaudited adjusted financial information, which includes a reconciliation of GAAP to non-GAAP financial measures.

In addition, CareFusion presents the non-GAAP financial measure “adjusted income from continuing operations per diluted share” on a forward-looking basis. CareFusion is unable to provide a quantitative reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable forward-looking GAAP measure, because the company cannot reliably forecast restructuring and acquisition integration costs, and other nonrecurring costs. Please note that the unavailable reconciling items could significantly impact CareFusion’s future financial results. A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding CareFusion’s financial condition and results of operations is included as Exhibit 99.2 to CareFusion’s report on Form 8-K filed with the Securities and Exchange Commission on Jan. 9, 2012.

Cautions Concerning Forward-looking Statements

The CareFusion news release and the information contained herein contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. The matters discussed in these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. Forward looking statements include, but are not limited to, statements regarding expected financial results for the fiscal quarter and the company’s full-year financial guidance. These statements reflect estimates of the company’s anticipated tax rate and

CareFusion News

share count, and final amounts may change due to these and other factors as the company completes its quarterly close and reporting processes. Additional factors that may affect the company’s results are described in CareFusion’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: we may be unable to effectively enhance our existing products or introduce and market new products or may fail to keep pace with advances in technology; we are subject to complex and costly regulation; cost containment efforts of our customers, purchasing groups, third-party payers and governmental organizations could adversely affect our sales and profitability; current economic conditions have and may continue to adversely affect our results of operations and financial condition; we may be unable to realize any benefit from our cost reduction and restructuring efforts and our profitability may be hurt or our business otherwise might be adversely affected; we may be unable to protect our intellectual property rights or may infringe on the intellectual property rights of others; defects or failures associated with our products and/or our quality system could lead to the filing of adverse event reports, recalls or safety alerts and negative publicity and could subject us to regulatory actions; we are currently operating under an amended consent decree with the FDA and our failure to comply with the requirements of the amended consent decree may have an adverse effect on our business; and our success depends on our key personnel, and the loss of key personnel or the transition of key personnel, including our chief executive officer, could disrupt our business. The CareFusion news release and the information contained herein reflect management’s views as of Jan. 9, 2012. Except to the limited extent required by applicable law, CareFusion undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CareFusion News

CAREFUSION CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

(In millions, except per share data)	Preliminary[1] Quarter Ended December 31, 2011
	Low	High
GAAP Operating Income	$141	$146
Non-GAAP adjustments[2]	7	7

Adjusted Operating Income[2]	$148	$153

GAAP Income from Continuing Operations	$87	$97
Non-GAAP adjustments, net of tax[2]	5	5

Adjusted Income from Continuing Operations[2]	$93	$102

GAAP Diluted Earnings per Common Share from Continuing Operations:	$0.39	$0.43
Adjusted Diluted Earnings per Common Share from Continuing Operations[2]:	$0.41	$0.45
Weighted-Average Number of Common Shares Outstanding (Diluted)	226.3	226.3

1	These preliminary results reflect estimates of the company’s anticipated tax rate and share count, and final amounts may change due to these and other factors as the company completes its quarterly close and reporting processes.
2	Adjusted amounts are non-GAAP financial measures that exclude items primarily related to nonrecurring restructuring and acquisition integration charges and nonrecurring items related to the spinoff. Additionally, in the case of adjusted income from continuing operations and adjusted diluted earnings per common share from continuing operations, nonrecurring tax items are also excluded.